Exhibit (d)(3)

WNS (Holdings) Limited

Dear <<Name>>,

This amendment to the RSU Award Agreement [“Agreement”], with RSU Grant Number: RSXXXX dated <<Month, Date, Year>> is made to reflect changes to the provisions related to the vesting of RSUs and Appendix B ‘Financial Performance and Vesting Terms and Conditions’ of the stated Agreement. The Agreement shall therefore be amended and restated as provided herein below.

Except as specifically amended hereto, the Agreement shall continue to apply with full force and effect.

Vesting of RSUs:

The RSUs granted herein shall vest on the first of the month following the month in which the results of the Company are announced for each evaluation period subject thereto on achievement of conditions of financial performance and terms and conditions of vesting as provided in Appendix B, Financial Performance and Vesting Terms & Conditions, as determined by the Committee, subject to the Participant’s continued employment with the Company through the applicable vesting date.

APPENDIX B - FINANCIAL PERFORMANCE AND VESTING TERMS & CONDITIONS

A.	Financial Parameters

Financial Parameter Targets [April 01, 2022 to September 30, 2025]	Market Capitalization Target [in USD Bn]	Net Revenue Target [in USD Bn]

Threshold Achievement	9.0	1.9

Target Achievement	10.0	2.0

◾	Net Revenue

◾

“Net Revenue” is defined as Gross Revenue (Service Revenue and recharges) Less Repair payments that is included in the audited financials for the Company and its affiliates and subsidiaries (the “WNS Group”) the respective financial year as “Revenue less repair payments”.

◾

For the Evaluation Period April 01, 2022 to September 30, 2025, the Net Revenue achievement number used for evaluation against the threshold or target as set above will be based on full-year fiscal [April 1 to March 31], audited financials of the Company until March 31, 2025 and for any achievement post March 31, 2025 until September 30, 2025 will be based on the trailing 12-month period based on the audited financials of the Company.

◾

For the evaluation Period(s) April 01, 2025 to March 31, 2026 and April 01, 2026 to March 31, 2027, the Net Revenue achievement number used for evaluation against the target as set below will be based on full-year fiscal [April 1 to March 31], audited financials of the Company.

◾	Market Capitalization

◾	Market Capitalization: is defined as the Market capitalization of WNS as disclosed and published in the following websites -

◾	Companiesmarketcap.com
◾	Yahoo Finance
◾	Bloomberg

◾	In case of non-availability of data, the above sequence will be followed.

◾

On achieving the Market Capitalization threshold or target as set above, it is required that the Market Capitalization should sustain for a period of 90 days post achievement of the threshold or target. If the average Market Capitalization, calculated by taking the average of daily Market Capitalization for the period of 90 days is at or above the threshold or target, the said threshold or target is deemed to have been achieved.

◾

In the event, one of the Market Capitalization threshold or target as set above is met in between the respective evaluation periods, no vesting is applicable until the Net Revenue threshold or target achievement is evaluated for the evaluation period in which the Market capitalization threshold or target was met, i.e. at the end of every Evaluation period.

WNS (Holdings) Limited

B.	Vesting Terms and Conditions

◾	Evaluation Period. The period of evaluation for achievement of the Financial Parameters as set-forth above is from April 01, 2022 to September 30, 2025.

◾

Vesting. The participant will be eligible for vesting as indicated in the table below on achieving the financial threshold or target as set above and also meeting the specific performance conditions of Net Revenue and Market Capitalization as defined above.

Vesting%	Revenue @ Threshold Achievement	Revenue @ Target Achievement

Market Cap @ Threshold Achievement	80%	90%

Market Cap @ Target Achievement	90%	100%

◾

Vesting% is deemed to be achieved only if both the Market Capitalization and Net Revenue threshold or target have been met; For example, 80% vesting is deemed achieved only if the Market Capitalization threshold of $9 Bn and Net Revenue threshold of $1.9 Bn have been achieved.

◾	Once a milestone is met, it is forever deemed achieved for determining the vesting of a tranche. For example

◾

80% of the RSUs/ADSs granted herein is deemed vested on meeting the Market Capitalization threshold of $9 Bn and Net Revenue target of $1.9 Bn. The remaining 20% of the RSUs/ADSs granted herein shall remain unvested and be available for future vesting as against target achievement.

◾

Post the above event, on meeting the Market Capitalization target of $10 Bn and Net Revenue target of $1.9 Bn, 10% [of the remining 20%] of the RSUs/ADSs granted herein is deemed vested. The remaining 10% of the RSUs/ADSs granted herein shall remain unvested and be available for future vesting as against target achievement.

◾	If the $2 Bn Net Revenue target + $10 Bn Market Capitalization target are not achieved by September 30, 2025, this plan will be extended to continue until March 31, 2027 with the following targets.

Target and Vesting for FY2025-26 and FY2026-27

Targets	Market Cap Target [in USD Bn]	Net Revenue Target [in USD Bn]	Vesting%
Target for FY2025-26	11.0	2.2	100% vesting of the carried over units only if both the Revenue and Market Capitalization Targets are met
Target for FY2026-27	12.0	2.4	100% vesting of the carried over units only if both the Revenue and Market Capitalization Targets are met

◾	Any unvested tranche at the end of each of the respective evaluation period will be carried over to the extended plan for the next two fiscal years as below –

◾	Any unvested RSU units due to underperformance at the end of the evaluation period April 01, 2022 to September 30, 2025, will be carried over and added to the base quantity for FY2025-26.

◾	Any unvested RSU units due to underperformance at the end of the evaluation period April 01, 2025 to March 31, 2026, will be carried over and added to the base quantity for FY2026-27.

◾	Any unvested RSU units due to underperformance at end of the evaluation period i.e. April 01, 2026 to March 31, 2027, will lapse.

WNS (Holdings) Limited

ILLUSTRATION OF VESTING AND CARRY-OVER

Illustration 1 -With carry-over and Full Vesting			Target Achievement
		Base Grant / Carry-Over Grant	Achievement Timeline	Market Capitalization in $ Bn	Net Revenue in $ Bn	Vesting%	Vesting RSU Units	Carry-Over as a % of Base Grant	Carry-Over RSU Units	Lapsed RSU Units

Evaluation Period 1	April 01, 2022 to September 30, 2025	10,000	March 2024	9.0	1.9	80%	8,000	20%	2,000	0
		2000 [1]	September 2025	9.0	2.0	10% [2]	1,000	10%	1,000	0

Evaluation Period 2	April 01, 2025 to March 31, 2026	1000 [3]	NA	10.5	2.1	0%	0	10%	1,000	0

Evaluation Period 3	April 01, 2026 to March 31, 2027	1000 [4]	March 2027	12.0	2.4	100% [5]	1,000	0%	0	0

TOTAL							10,000			0 [6]

Notes -

1) 80% vesting was achieved end of March 2024; hence 20% is available for future vesting which is 2,000 units [20% of base grant 10,000 units]

2) Achievement in September 2025 triggers 90% vesting; 80% has already vested in March 2024; hence 10% from the earlier remaining 20% is vested and the balance 10% is carried over

3) Carry over Grant at the end of evaluation period Sep 30, 2025, will be the base quantity for evaluation period April 01, 2025 to March 31, 2026

4) Carry over Grant at the end of evaluation period Mar 31, 2026, will be the base quantity for evaluation period April 01, 2026 to March 31, 2027

5) Due to achievement of the target set for FY2026-27, the carry-over units will vest 100%

6) Due to achievement of the target set for FY2026-27, there will be no lapse of RSU units

Illustration 2 -With carry-over and Lapse			Target Achievement
		Base Grant / Carry-Over Grant	Achievement Timeline	Market Capitalization in $ Bn	Net Revenue in $ Bn	Vesting%	Vesting RSU Units	Carry-Over as a % of Base Grant	Carry-Over RSU Units	Lapsed RSU Units

Evaluation Period 1	April 01, 2022 to September 30, 2025	10,000	March 2024	9.0	1.9	80%	8,000	20%	2,000	0
		2000 [1]	September 2025	9.0	2.0	10% [2]	1,000	10%	1,000	0

Evaluation Period 2	April 01, 2025 to March 31, 2026	1000 [3]	NA	10.5	2.2	0%	0	10%	1,000	0

Evaluation Period 3	April 01, 2026 to March 31, 2027	1000 [4]	NA	12.0	2.3	0%	0	NA	NA	1,000

TOTAL							9,000			1000 [5]

Notes -

1) 80% vesting was achieved end of March 2024; hence 20% is available for future vesting which is 2,000 units [20% of base grant 10,000 units]

2) Achievement in September 2025 triggers 90% vesting; 80% has already vested in March 2024; hence 10% from the earlier remaining 20% is vested and the balance 10% is carried over

3) Carry over Grant at the end of evaluation period Sep 30, 2025, will be the base quantity for evaluation period April 01, 2025 to March 31, 2026

4) Carry over Grant at the end of evaluation period Mar 31, 2026, will be the base quantity for evaluation period April 01, 2026 to March 31, 2027

5) Due to non-achievement of the target set for FY2026-27, the RSU units will lapse

This Amendment is effective November 01, 2022.

For WNS (HOLDINGS) LTD.

<Name of Authorized Signatory>>

<Title of Authorized Signatory>>

Date: <<Date>>